Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
09-11

Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Kip Rupp / krupp@drg-e.com
	Quanta Services Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES REPORTS 2009 SECOND QUARTER RESULTS
Gross Margins Continued to Improve
Diluted EPS of $0.17
Adjusted Diluted EPS of $0.20
HOUSTON – Aug. 5, 2009 – Quanta Services, Inc. (NYSE: PWR) today announced results for the three and six months ended June 30, 2009.
          Revenues in the second quarter of 2009 were $813.4 million compared to revenues of $960.9 million in the second quarter of 2008. For the second quarter of 2009, net income attributable to common stock was $33.4 million or $0.17 per diluted share as compared to $37.7 million or $0.21 per diluted share in the second quarter of 2008. Adjusted diluted earnings per share (a non-GAAP measure) was $0.20 for the second quarter of 2009 as compared to $0.26 for the second quarter of 2008. Adjusted diluted earnings per share is GAAP earnings per diluted share before amortization of intangible assets, non-cash interest expense and non-cash compensation expense, all net of tax. See the attached table for a reconciliation of non-GAAP measures to the reported GAAP measures.
     “Despite an environment of economic turmoil, with customers awaiting government funding and most of the country still struggling with uncertainty, our market outlook shows improvement for the second half of this year,” said John R. Colson, chairman and CEO. “Our focus on effectively maintaining margins during the current economic environment should position us well as spending by our customers returns. We continue to receive indications from our customers that 2010 and 2011 will reflect further strengthening in our end markets.”
     Revenues for the first six months of 2009 were $1.55 billion compared to $1.81 billion for the first half of 2008. For the first six months of 2009, Quanta reported net income attributable to common stock of $54.8 million or $0.28 per diluted share, compared to $59.1 million or $0.34 per diluted share for the first six
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months of last year. Adjusted diluted earnings per share was $0.34 for the first six months of 2009 as compared to $0.44 for the first six months of 2008. See the attached table for a reconciliation of non-GAAP measures to the reported GAAP measures.
          See Note (a) to the attached Consolidated Statements of Operations for an explanation of 2008 amounts that have been retrospectively restated as a result of the adoption of new accounting pronouncements effective Jan. 1, 2009.
OUTLOOK
          Quanta recognizes that it and its customers continue to operate in a challenging business environment with the economic downturn and weak capital markets. Therefore, management cannot predict the timing or extent of the impact these conditions may have on demand for Quanta’s services, particularly in the near term. The following forward-looking statements are based on current expectations and actual results may differ materially.
          Quanta expects revenues for the third quarter of 2009 to range between $840 million and $870 million. This estimate includes a forecast of emergency restoration service revenues of $21 million versus approximately $114.7 million in emergency restoration service revenues being earned in the third quarter of 2008. Diluted earnings per share for the third quarter of 2009 are estimated to be between $0.20 and $0.21. Quanta expects adjusted diluted earnings per share (a non-GAAP measure calculated on the same basis as the historical adjusted earnings per diluted share presented in this release) for the third quarter of 2009 to range from $0.23 to $0.24. Amortization of intangibles, non-cash interest expense and non-cash stock compensation expenses are forecasted to be approximately $11.2 million for the third quarter of 2009.
          Quanta Services has scheduled a conference call for Aug. 5, 2009, at 9:30 a.m. Eastern time. To participate in the call, dial (480) 629-9642 at least ten minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public also will have the opportunity to listen to the conference call over the Internet by visiting the company’s Web site at www.quantaservices.com. To listen to the call live on the Web, please visit the Quanta Services Web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call on the company’s Web site at www.quantaservices.com. A replay will also be available through Aug. 12, 2009, and may be accessed at (303) 590-3030 and using the pass code 4125867#. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600 or email kcroan@drg-e.com.
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          The non-GAAP measures in this press release and the attached table are provided to enable investors to evaluate performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. Reconciliations of other GAAP to non-GAAP measures not included in this press release and certain other items to be discussed during the conference call can be found on the company’s Web site at www.quantaservices.com in the “Financial News” section.
          Quanta Services is a leading specialized contracting services company, delivering infrastructure network solutions for the electric power, natural gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide. Additionally, Quanta licenses point-to-point fiber optic telecommunications infrastructure in select markets and offers related design, procurement, construction and maintenance services. With operations throughout North America, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.
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Forward-Looking Statements
This press release (and oral statements regarding the subject matter of this release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, projected revenues and earnings per share and other projections of financial and operating results and capital expenditures; growth or opportunities in particular markets; the impact of the Energy Policy Act of 2005, renewable energy initiatives, the recently enacted economic stimulus package and other potential legislative actions on future spending by customers; the expected value of, and the scope, services, term and results of any related projects awarded under, agreements for services to be provided by Quanta; statements relating to the business plans or financial condition of utilities and our other customers; and Quanta’s strategies and plans, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts.  Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, quarterly variations in operating results; continuing declines in economic and financial conditions, including volatility in the capital markets; trends in relevant markets; delays, reductions in scope or cancellations of existing projects, including as a result of capital constraints that may impact our customers; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; the successful negotiation, execution, performance and completion of pending and existing contracts; the ability to generate internal growth; the ability to effectively compete for new projects and market share; the failure of the Energy Policy Act of 2005, renewable energy initiatives, the recently enacted economic stimulus package or other potential legislative actions to result in increased demand for Quanta’s services; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; the inability of customers to pay for services; the failure to recover on payment claims against project owners or to obtain adequate compensation for customer-requested change orders; the ability to attract skilled labor and retain key personnel and qualified employees; potential shortage of skilled employees; estimates and assumptions in determining financial results and backlog; the ability to realize backlog; the ability to successfully identify, complete and integrate acquisitions; the adverse impact of goodwill or other intangible asset impairments; growth outpacing infrastructure; unexpected costs or liabilities that may arise from lawsuits or indemnity claims related to the services Quanta performs; liabilities for claims that are self-insured; risks associated with the implementation of an information technology solution; potential liabilities relating to occupational health and safety matters; the potential that participation in joint ventures exposes us to liability and/or harm to our reputation for failures of our partners; risks associated with operating in international markets; risks associated with our dependence on suppliers, subcontractors and equipment manufacturers; risks associated with Quanta’s dark fiber licensing business, including regulatory changes and the potential inability to realize a return on capital investments; beliefs and assumptions about the collectability of receivables; the cost of borrowing, availability of credit, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investment activities; the ability to obtain performance bonds; the impact of a unionized workforce on operations and the ability to complete future acquisitions; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; potential exposure to environmental liabilities; requirements relating to governmental regulation and changes thereto; rapid technological and structural changes that could reduce the demand for services; the ability to access sufficient funding to finance desired growth and operations; the potential conversion of Quanta’s outstanding convertible subordinated notes; provisions of our corporate governing documents could make an acquisition of our company more difficult; and other risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2008, Quanta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and any other documents that Quanta files with the Securities and Exchange Commission (SEC).  Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s Web site at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.

- Tables to follow -

Quanta Services, Inc. and Subsidiaries Consolidated Statements of Operations For the Three and Six Months Ended June 30, 2009 and 2008 (In thousands, except per share information) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
		Restated(a)		Restated(a)
Revenues	$813,379	$960,882	$1,551,909	$1,805,324
Cost of services (including depreciation)	675,597	802,192	1,296,996	1,522,757

Gross profit	137,782	158,690	254,913	282,567
Selling, general & administrative expenses	72,970	76,292	146,573	147,008
Amortization of intangible assets	4,906	9,876	9,812	20,466

Operating income	59,906	72,522	98,528	115,093
Interest expense	(2,803)	(9,722)	(5,621)	(19,316)
Interest income	628	2,088	1,709	6,083
Other income (expense), net	158	278	234	482

Income before income taxes	57,889	65,166	94,850	102,342
Provision for income taxes	24,245	27,498	39,716	43,203

Net income	33,644	37,668	55,134	59,139
Less: Net income attributable to noncontrolling interest	217	—	353	—

Net income attributable to common stock	$33,427	$37,668	$54,781	$59,139

Earnings per share attributable to common stock:
Basic earnings per share	$0.17	$0.22	$0.28	$0.34

Diluted earnings per share	$0.17	$0.21	$0.28	$0.34

Weighted average shares used in computing earnings per share:
Basic	198,300	172,393	198,365	171,681

Diluted	198,379	197,021	198,431	172,112

(a)	Effective Jan. 1, 2009, we adopted two new accounting pronouncements that each required retrospective application. One of these pronouncements was FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (FSP APB 14-1). FSP APB 14-1 requires us to bifurcate and separately value the debt and equity components of our convertible subordinated notes on our balance sheet. The recorded value of the equity component of our convertible notes is offset by the recognition of an adjustment to the carrying value of the convertible subordinated notes in the form of an original issuance discount which is amortized over the expected life of the convertible subordinated notes as a non-cash interest charge. As a result of the adoption of FSP APB 14-1, we recorded non-cash interest expense of $1.1 million and $2.2 million for the three and six months ended June 30, 2009 and $4.5 million and $8.9 million for the three and six months ended June 30, 2008. The additional non-cash interest expense in 2008 reduced our previously reported diluted earnings per share from $0.22 to $0.21 for the three months ended June 30, 2008 and from $0.35 to $0.34 for the six months ended June 30, 2008. In addition, we adopted FASB Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities” (FSP EITF 03-6-1). Under FSP EITF 03-6-1, we are required to treat unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) as participating securities and for such awards to be included in the computation of both basic and diluted earnings per share. The adoption of FSP EITF 03-6-1 did not have a material impact on basic and diluted earnings per share in the three or six months ended June 30, 2009 or 2008. As a result of retrospectively applying both of these FSPs, our consolidated balance sheet as of Dec. 31, 2008 and consolidated statements of operations for the three and six months ended June 30, 2008 have been retrospectively restated herein to reflect the impact of the adoption of these standards.

Quanta Services, Inc. and Subsidiaries Calculation of Earnings Per Share For the Three and Six Months Ended June 30, 2009 and 2008 (In thousands, except per share information) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
		Restated(a)		Restated(a)
Income for diluted earnings per share:
Net income attributable to common stock	$33,427	$37,668	$54,781	$59,139
Effect of convertible notes under the “if-converted” method — interest expense addback, net of taxes	—	4,532	—	—

Net income attributable to common stock for diluted earnings per share	$33,427	$42,200	$54,781	$59,139

Calculation of weighted average shares for diluted earnings per share:
Weighted average shares outstanding for basic earnings per share	198,300	172,393	198,365	171,681
Effect of dilutive stock options	79	393	66	431
Effect of convertible subordinated notes under the “if-converted” method — weighted convertible shares issuable	—	24,235	—	—

Weighted average shares outstanding for diluted earnings per share	198,379	197,021	198,431	172,112

Diluted earnings per share:
Net income attributable to common stock	$0.17	$0.21	$0.28	$0.34

(a)	See Note (a) to the Consolidated Statements of Operations.

Quanta Services, Inc. and Subsidiaries Non-GAAP Financial Measures For the Three and Six Months Ended June 30, 2009 and 2008 (In thousands, except per share information) (Unaudited)
Reconciliation of GAAP Earnings per Diluted Share to
Adjusted Diluted Earnings per Share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
		Restated(a)		Restated(a)
Adjusted net income attributable to common stock for adjusted diluted earnings per share:
Net income attributable to common stock (GAAP as reported)	$33,427	$37,668	$54,781	$59,139
Non-cash stock-based compensation, net of tax	3,028	2,796	5,896	5,099
Non-cash interest expense, net of tax(a)	697	3,003	1,381	5,935
Amortization of intangible assets, net of tax	2,993	6,024	5,986	12,484

Adjusted net income attributable to common stock	$40,145	$49,491	$68,044	$82,657
Effect of convertible subordinated notes under the “if-converted” method — interest expense addback, net of tax	948	3,122	1,897	6,245

Adjusted net income attributable to common stock for adjusted diluted earnings per share	$41,093	$52,613	$69,941	$88,902

Calculation of weighted average shares for adjusted diluted earnings per share:
Weighted average shares outstanding for basic earnings per share	198,300	172,393	198,365	171,681
Effect of dilutive stock options	79	393	66	431
Effect of convertible subordinated notes under the “if converted” method — weighted convertible shares issuable	6,415	30,650	6,415	30,650

Weighted average shares outstanding for adjusted diluted earnings per share	204,794	203,436	204,846	202,762

Adjusted diluted earnings per share	$0.20	$0.26	$0.34	$0.44

(a)	See Note (a) to the Consolidated Statements of Operations.
The non-GAAP measures in this press release are provided to enable investors to evaluate quarterly performance excluding the effects of items that management believes impact the comparability of operating results between periods. More particularly, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity which can cause the amortization expense to vary period-to-period; (ii) non-cash interest expense results from the requirements of FSP APB 14-1 (see Note (a) to the Consolidated Statements of Operations) and varies from period-to-period depending on the amount of the convertible subordinated notes outstanding during the period, and (iii) non-cash compensation expense may vary due to acquisition activity and factors influencing the estimated fair value of performance based awards.

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	June 30,	December 31,
	2009	2008
		Restated(a)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$524,356	$437,901
Accounts receivable, net	723,711	795,251
Costs and estimated earnings in excess of billings on uncompleted contracts	49,007	54,379
Inventories	27,967	25,813
Prepaid expenses and other current assets	60,851	68,147

Total current assets	1,385,892	1,381,491
PROPERTY AND EQUIPMENT, net	677,346	635,456
OTHER ASSETS, net	42,159	33,479
OTHER INTANGIBLE ASSETS, net	130,905	140,717
GOODWILL	1,363,200	1,363,100

Total assets	$3,599,502	$3,554,243

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and notes payable	$2	$1,155
Accounts payable and accrued expenses	364,514	400,253
Billings in excess of costs and estimated earnings on uncompleted contracts	66,206	50,390

Total current liabilities	430,722	451,798
CONVERTIBLE SUBORDINATED NOTES, NET	124,400	122,275
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	310,902	308,955

Total liabilities	866,024	883,028

TOTAL STOCKHOLDERS’ EQUITY	2,733,125	2,671,215
NONCONTROLLING INTEREST	353	—

TOTAL EQUITY	2,733,478	2,671,215

Total liabilities and equity	$3,599,502	$3,554,243

(a)	See Note (a) to the Consolidated Statements of Operations.
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